                                    EXHIBIT 1

                Underwriting Agreement between the Registrant and
                          Janney Montgomery Scott Inc.



                                       S-1

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                                 700,000 Shares

                            Lake Ariel Bancorp, Inc.
                                  Common Stock
                                 $0.21 Par Value

                    ----------------------------------------

                             UNDERWRITING AGREEMENT
                    ----------------------------------------


                                                      Philadelphia, Pennsylvania
                               December 15, 1997


JANNEY MONTGOMERY SCOTT INC.
1801 Market Street
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

         Lake Ariel Bancorp, Inc., a Pennsylvania corporation ("Lake Ariel"), proposes to sell to Janney Montgomery Scott, Inc. (the "Underwriter"), 700,000 shares of Lake Ariel's Common Stock, par value $0.21 per share (the "Common Stock"). The 700,000 shares of Common Stock to be sold to the Underwriter by Lake Ariel are referred to herein as the "Firm Shares." The Firm Shares shall be offered to the public at a public offering price of $_______ per Firm Share (the "Offering Price").

         In order to cover over-allotments in the sale of the Firm Shares, the Underwriter may purchase for its own account up to 105,000 additional shares of Common Stock from Lake Ariel. Such 105,000 additional shares of Common Stock are referred to herein as the "Optional Shares." If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the "Shares."

         1. Representations and Warranties of Lake Ariel. Lake Ariel represents and warrants to, and agrees with, the Underwriter that:

                  (a) Lake Ariel has prepared, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times, and has filed with the SEC a registration statement on Form S-2 (File No. 333-40473) and one or more amendments thereto for the purpose of registering the Shares under the Act. Copies of such registration statement and any amendments thereto, and all forms of the related prospectus contained therein, have been delivered to the Underwriter. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations, are hereinafter collectively called the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto, including the information (if any) deemed to be part of that prospectus at the time of effectiveness pursuant to Rule 430A of the Regulations, is hereinafter called the "Prospectus." All references to the Registration Statement, the Preliminary Prospectus and the Prospectus include all documents incorporated therein by

                                       S-2

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reference. If Lake Ariel has filed an abbreviated registration statement to register additional Common Stock pursuant to Rule 462(b) under the Act
(the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such 462 Registration Statement.

                  (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Underwriter as provided for in
Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or threatened. Lake Ariel has complied in all material respects with all requests of the SEC, or requests of which Lake Ariel has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Underwriter as provided for in Section 5(f) hereof, for additional information to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus. Each Preliminary Prospectus conformed to all the requirements of the Act and the Regulations as of its date in all material respects and did not as of its date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon and in conformity with information supplied to Lake Ariel in writing by or on behalf of the Underwriter expressly for use therein. The Registration Statement, on the date on which it was declared effective by the SEC (the "Effective Date") and when any post-effective amendment thereof shall become effective, and the Prospectus, at the time it is filed with the SEC including, if applicable, pursuant to Rule 424(b), and on the Closing Date (as defined in Section 3 hereof) and any Option Closing Date (as defined in Section 4(b) hereof), conformed and will conform in all material respects to all the requirements of the Act and the Regulations, and did not and will not, on any of such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to Lake Ariel in writing by or on behalf of the Underwriter expressly for use therein.

                  (c) Lake Ariel is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its current business as described in the Prospectus, and to execute, deliver and perform this Agreement. Lake Ariel is duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                  (d) Lake Ariel's only direct or indirect subsidiaries are LA Bank, National Association (the "Bank"), LA Lease, Inc. ("LA Lease") and Ariel Financial Services, Inc. ("LA Financial"), and Lake Ariel does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity other than the Bank, LA Lease and LA Financial (individually a "Subsidiary" and collectively, the "Subsidiaries"). The Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. The Bank has all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents, and franchises to own or lease and operate its properties and to conduct its current business as described in the Prospectus. LA Lease and LA Financial are Pennsylvania business corporations and both are duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate their respective properties and to conduct their respective businesses as described in the Prospectus. The deposit accounts of the Bank are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount provided by law; and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of Lake Ariel, threatened. Lake Ariel and each of its Subsidiaries are duly qualified to do business as foreign corporations, and are in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects (collectively, the "Business Conditions") of Lake Ariel and the Subsidiaries taken as a whole.

                                       S-3

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                  (e) The outstanding shares of capital stock of each of the
Subsidiaries has been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by Lake Ariel free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in any of the Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in, any of the Subsidiaries are outstanding.

                  (f) This Agreement has been duly authorized, executed and delivered by Lake Ariel and constitutes its legal, valid and binding obligation, enforceable against Lake Ariel in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

                  (g) The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of Lake Ariel's or any of the Subsidiaries' Articles of Incorporation or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of Lake Ariel or any of the Subsidiaries or require any payment by Lake Ariel or any of the Subsidiaries or impose any liability on Lake Ariel or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which Lake Ariel or any of the Subsidiaries is a party or by which any of their respective properties are bound or affected other than this Agreement; (iii) assuming compliance with all applicable state securities ("Blue Sky") laws and the rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over Lake Ariel or any of the Subsidiaries or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of Lake Ariel's or any of the Subsidiaries' corporate power and authority to own or lease and operate their respective properties and conduct their respective businesses.

                  (h) At the date or dates indicated in the Prospectus, Lake Ariel had the duly authorized and outstanding capitalization set forth in the Prospectus under the caption "Capitalization" and will have, as of the issuance of the Firm Shares on the Closing Date, the as adjusted capitalization set forth therein as of the date indicated in the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of Lake Ariel or securities convertible into or exchangeable for capital stock of Lake Ariel, except as described in the Prospectus or the grant of options after the date of the Prospectus under option plans of the Company described in the Prospectus. The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of Lake Ariel as of the Effective Date and immediately prior to the Closing Date and any Option Closing Date is true and correct in all material respects.

                  (i) The currently outstanding shares of Lake Ariel's capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of Lake Ariel's capital stock has been issued in violation of any preemptive rights of any security holder of Lake Ariel. The holders of the outstanding shares of Lake Ariel's capital stock are not subject to personal liability solely by reason of being such holders. All prior offers and sales of Lake Ariel's capital stock were at all relevant times registered under the Act or exempt from the registration requirements of the Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, except for such offers and sales which are described in the Registration Statement. The failure to duly register or satisfy an applicable exemption from registration pursuant to the Act and/or applicable state securities or Blue Sky laws with respect to any prior offers and sales of Lake Ariel's capital stock which are described in the Registration Statement, will not, either individually or in the aggregate, have a material adverse effect on the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole. The authorized capital stock of Lake Ariel including, without limitation, the outstanding Common Stock, the Shares being issued, and the outstanding options to purchase shares of Common Stock, conform in all material respects with the

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descriptions  thereof in the Prospectus,  and such descriptions  conform in all material respects with the instruments defining the same.

                  (j) When the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Pennsylvania Business Corporation Law, as amended (the "PBCL"). Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives any security holder of Lake Ariel any rights for or relating to the registration of any Common Stock or any other capital stock of Lake Ariel or any rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of Lake Ariel.

                  (k) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by Lake Ariel of this Agreement and the consummation of the transactions contemplated hereby or described in the Prospectus, except such as may be required for the registration of the Shares under the Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of the NASD.

                  (l) The Common Stock (including the Shares) have been registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Common Stock (including the Shares) are included for quotation on the Nasdaq National Market System. Neither Lake Ariel nor, to Lake Ariel's knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act. Lake Ariel has not received any notification that the SEC or the NASD is contemplating terminating such registration or inclusion.

                  (m) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

                  (n) Each contract or other instrument (however characterized or described) to which Lake Ariel or any of its Subsidiaries is a party or by which any of their respective properties or businesses is bound or affected and which is material to the conduct of Lake Ariel's or any of its Subsidiaries' business has been duly and validly executed by Lake Ariel or such Subsidiary, as applicable, and, to the knowledge of Lake Ariel, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable in all material respects against the parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity, and neither Lake Ariel nor any of its Subsidiaries is, and to the knowledge of Lake Ariel, no other party is, in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument. All necessary consents under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

                  (o) The consolidated financial statements of Lake Ariel (including the notes thereto) filed as part of any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial position of Lake Ariel as of the respective dates thereof, and the results of operations and cash flows of Lake Ariel for the periods indicated therein, all in conformity with generally accepted accounting principles. The supporting notes included in the Registration Statement fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The financial information included in the Prospectus under the caption "Prospectus Summary - Summary Selected Consolidated Financial Data" pursuant to applicable accounting and securities law standards, presents fairly the information shown therein and has been compiled on a basis

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consistent with that of the audited consolidated financial statements included in the Registration Statement. The unaudited pro forma adjustments to financial information included in the Registration Statement have been properly applied, pursuant to applicable accounting and securities law standards, to the historical amounts in the compilation of that information to reflect the sale by Lake Ariel of 700,000 shares of Common Stock offered thereby at an assumed offering or actual price set forth in the Preliminary Prospectus or the Prospectus, as the case may be, and the application of the estimated net proceeds therefrom.

                  (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any material loss or damage to any material assets), or development involving a prospective material adverse change, in the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole; (ii) any material adverse change, loss, reduction, termination or non-renewal of any material contract to which Lake Ariel or any of its Subsidiaries is a party;
(iii) any transaction entered into by Lake Ariel or any of its Subsidiaries not in the ordinary course of its business that is material to Lake Ariel; (iv) any dividend or distribution of any kind declared, paid or made by Lake Ariel on its capital stock, except for and to the extent described in the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by Lake Ariel or any of its Subsidiaries that are material to Lake Ariel or any of its Subsidiaries;
(vi) any change in the capitalization of Lake Ariel or any of its Subsidiaries; or (vii) any change in the indebtedness of Lake Ariel or any of its Subsidiaries that is material to Lake Ariel or any of its Subsidiaries. Neither Lake Ariel nor any of its Subsidiaries has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Prospectus.

                  (q) Lake Ariel has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act and the Regulations. Neither Lake Ariel nor any of its officers, directors or affiliates has taken, nor shall Lake Ariel or such persons take, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

                  (r) Lake Ariel and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due. Neither Lake Ariel nor any of its Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against Lake Ariel or any of its Subsidiaries that might materially adversely affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole.

                  (s) Parente, Randolph, Orlando, Carey & Associates, who have certified the consolidated financial statements of Lake Ariel included as part of the Registration Statement, are independent certified public accountants with respect to Lake Ariel as required by the Act and the Regulations.

                  (t) Neither Lake Ariel nor any of its Subsidiaries is in violation of, or in default under, any of the terms or provisions of (i) its Articles of Incorporation or Bylaws or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (iv) any license, permit, certification, registration, approval, consent or franchise, except with respect to clause (ii), (iii) or (iv) above, where any such default would not have a material adverse effect on the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole.

                  (u) Except as expressly disclosed in the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to Lake Ariel's knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which Lake Ariel or any of its Subsidiaries is or may be made a party that could reasonably be

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expected to affect the validity of any of the outstanding shares of Common
Stock, or that, if determined adversely to Lake Ariel or any of its Subsidiaries would, in any case or in the aggregate, result in any material adverse change in the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole, nor to Lake Ariel's knowledge is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining Lake Ariel or any of its Subsidiaries from, or requiring Lake Ariel or any of its Subsidiaries to take or refrain from taking, any action, or to which Lake Ariel or any of its Subsidiaries or their respective properties, assets or businesses are bound or subject.

                  (v) Each of Lake Ariel and the Subsidiaries owns, or possesses adequate rights to use, all trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, copyrights, and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of Lake Ariel as described in the Prospectus (collectively, the "Intellectual Property"). To Lake Ariel's knowledge, Lake Ariel has not infringed, is not infringing and Lake Ariel has not received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole, and Lake Ariel knows of no reasonable basis therefor. To the knowledge of Lake Ariel, no other parties have infringed upon or are in conflict with any Intellectual Property.

                  (w) Each of Lake Ariel and the Subsidiaries has good and marketable title to all property described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Prospectus or such as do not materially affect the Business Conditions or the conduct of the business of Lake Ariel and the Subsidiaries as described in the Prospectus. Each of Lake Ariel and the Subsidiaries has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by Lake Ariel to be adequate, and maintains insurance against such other risks as management of Lake Ariel deems appropriate. All real and personal property leased by Lake Ariel and the Subsidiaries as described or referred to in the Prospectus, is held by Lake Ariel and the Subsidiaries, as applicable, under valid leases. All real property owned by Lake Ariel and the Subsidiaries (including offices and real estate acquired through foreclosure or deed-in-lieu thereof) and all real property securing any loans originated and/or purchased by Lake Ariel and the Subsidiaries (collectively, the "Real Property") are, to the knowledge of Lake Ariel, in compliance with all federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, "the Environmental Laws"), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole. To the knowledge of Lake Ariel, there are no conditions on, about, beneath or arising from the Real Property, in close proximity to the Real Property or at any other location that might give rise to liability, the imposition of a statutory lien or require a "Response," "Removal" or "Remedial Action," as defined herein, under any of the Environmental Laws, and that would materially adversely affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole except as described in the Prospectus. Except as expressly disclosed in the Prospectus, or which will not materially adversely affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole, (i) neither Lake Ariel nor any of its Subsidiaries has received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against Lake Ariel or any of its Subsidiaries or any portion of the Real Property or any parcel in close proximity to the Real Property relating to any of the Environmental Laws and (ii) neither Lake Ariel nor any of its Subsidiaries has received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with "hazardous substances" (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Real Property, near the Real Property or at any other location. As used in this subsection, the terms "Response," "Removal" and "Remedial Action" shall have the respective meanings assigned to such terms under Sections 101(23) - 101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23) - 9601(25).

                  (x) Each of Lake Ariel and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements

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in accordance  with generally  accepted  accounting  principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Except for the plans that are expressly disclosed in the Prospectus or are not required to be disclosed therein, neither Lake Ariel nor any of its Subsidiaries has any employee-benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements ("Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance with the Code in all material respects. Neither Lake Ariel nor any of its Subsidiaries has any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I or ERISA or any defined benefit plan or multi-employer plan. Neither Lake Ariel nor any of its Subsidiaries has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except (i) as required by Section 4980B of the Code, (ii) as disclosed in the Prospectus, and
(iii) with respect to five former employees of the Bank who are being provided health insurance benefits by the Bank until age 65 in accordance with an early retirement package accepted by such former employees. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  (z) No labor dispute exists with Lake Ariel's or the Subsidiaries' employees, and to Lake Ariel's knowledge, no such labor dispute is threatened. Lake Ariel has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of Lake Ariel or the Subsidiaries that would materially adversely affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole. None of Lake Ariel's or the Subsidiaries' employees is covered by a collective bargaining agreement and no union organizing activity exists with respect to any of such employees.

                  (aa) Neither Lake Ariel nor any of its Subsidiaries has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein other than as disclosed in the Prospectus.

                  (bb) Lake Ariel is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and Lake Ariel intends to conduct, its affairs in such a manner as to ensure that it will not be an "investment company" within the meaning of the 1940 Act and the rules and regulations thereunder.

                  (cc) No statement, representation, warranty or covenant made by Lake Ariel or any of its Subsidiaries in this Agreement or in any certificate or document required by this Agreement to be delivered to the Underwriter is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No transaction has occurred or is proposed between or among Lake Ariel or any of its Subsidiaries and any of their respective officers, directors or stockholders or any affiliate of the foregoing, that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (dd) Neither Lake Ariel or any of its Subsidiaries nor any officer, director, employee, partner, agent or other person acting on behalf of Lake Ariel or any of its Subsidiaries has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole or any actual or proposed business transaction of Lake Ariel or any of its Subsidiaries that (i) could subject Lake Ariel or any of its Subsidiaries to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the Business

Conditions of Lake Ariel and the Subsidiaries taken as a whole or (ii) with respect to Lake Ariel, any of its Subsidiaries, or any officer or director thereof, violates any law, rule or regulation to which Lake Ariel or any of its Subsidiaries is subject.

         Any certificate signed by any officer of Lake Ariel or any of its Subsidiaries in such capacity and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by Lake Ariel or any of its Subsidiaries, as the case may be, to the Underwriter as to the matters covered thereby.

         2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, Lake Ariel shall sell the Firm Shares to the Underwriter at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, and the Underwriter shall purchase from Lake Ariel on a firm commitment basis, at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, the Firm Shares. The Underwriter shall offer the Shares to the public as set forth in the Prospectus. The Underwriter agrees not to sell in the Offering more than 50,000 Shares to any single beneficial owner and agrees to cause any agreement among underwriters and selected dealers agreement to contain the same prohibition.

         3. Payment and Delivery. Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of Lake Ariel in New York Clearing House (next day) funds, at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, or in immediately available funds wired to such accounts as Lake Ariel may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by Lake Ariel), against delivery of the Firm Shares to the Underwriter at the offices of Janney Montgomery Scott Inc., 26 Broadway, New York, New York. Such payment and delivery will be made at 10:00 am., Philadelphia, Pennsylvania time, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Underwriter. Such time and date are referred to herein as the "Closing Date." The certificates representing the Firm Shares to be sold and delivered will be in such denominations and registered in such names as the Underwriter requests not less than two full business days prior to the Closing Date, and will be Made available to the Underwriter for inspection, checking and packaging not less than one full business day prior to the Closing Date.

         4.       Option to Purchase Optional Shares.

                  (a) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the Underwriter is hereby granted an option by Lake Ariel to purchase all or any part of the Optional Shares (the "Over- allotment Option"). The purchase price to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus. The Over-allotment Option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. The Underwriter shall be under no obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

                  (b) The Over-allotment Option granted hereby may be exercised by the Underwriter by giving notice to Lake Ariel by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 12 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Underwriter not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as an "Option Closing." Upon each exercise of the

Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from Lake Ariel the number of Optional Shares specified in each notice of exercise of the Over-allotment Option (allocated among them in accordance with Section 4(c) hereof).

                  (c) Payment for the Optional Shares shall be made to Lake Ariel, by certified or official bank check payable to the order of Lake Ariel, in New York Clearing House (next day) funds, at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, or such other place as shall be agreed upon by Lake Ariel and the Underwriter, or in immediately available funds wired to such accounts as Lake Ariel may specify (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by Lake Ariel), against delivery of the Optional Shares to the Underwriter at the offices of Janney Montgomery Scott Inc., 26 Broadway, New York, New York. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Option Closing Date, and will be made available to the Underwriter for inspection, checking and packaging at a reasonable time in advance of such Option Closing Date.

         5. Certain Covenants and Agreements of Lake Ariel. Lake Ariel covenants and agrees with the Underwriter as follows:

                  (a) If Rule 430A of the Regulations is employed, Lake Ariel will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Underwriter of the time and manner of such filing.

                  (b) Lake Ariel will not file or publish any amendment or supplement to the Registration Statement, Preliminary Prospectus or Prospectus at any time before the completion (in the opinion of the Underwriter's counsel) of the distribution of the Shares by the Underwriter that is not (i) in compliance with the Regulations and (ii) approved by the Underwriter (such approval not to be unreasonably withheld or delayed).

                  (c) Lake Ariel will advise the Underwriter immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) when any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement,
(iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (vii) during the period noted in clause (vi) above, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to Lake Ariel. Lake Ariel will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

                  (d) Lake Ariel has delivered to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter has reasonably requested. Lake Ariel will deliver to the Underwriter, without charge, from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request. Lake Ariel hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the

Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. Lake Ariel has furnished or will furnish to the Underwriter at least three original signed copies of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least three copies of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Underwriter may reasonably request.

                  (e) Lake Ariel will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

                  (f) Lake Ariel will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Underwriter determines to offer the Shares, after consultation with Lake Ariel, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, Lake Ariel would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. Lake Ariel will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offering and sale.

                  (g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriter, a prospectus is required to be delivered under the Act or the Regulations), as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the opinion of counsel for the Underwriter, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act or the Regulations or any applicable state securities or Blue Sky laws, Lake Ariel promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriter such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Underwriter and counsel for the Underwriter) as the Underwriter may reasonably request. For purposes of this Section 5(g), Lake Ariel will provide such information to the Underwriter, the Underwriter's counsel and counsel to Lake Ariel as shall be necessary to enable such persons to consult with Lake Ariel with respect to the need to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or file any document, and shall furnish to the Underwriter and the Underwriter's counsel such further information as each may from time to time reasonably request.

                  (h) Lake Ariel will make generally available to its security holders not later than 45 days after the end of the period covered thereby, a consolidated earnings statement of Lake Ariel (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of Lake Ariel's fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

                  (i) For a period of five years from the Effective Date, Lake Ariel will deliver to the Underwriter: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or the NASD, on the date each such report or document is so filed or furnished;
(ii) as soon as practicable, copies of any reports or communications (financial or other) of Lake Ariel mailed to its security holders; and (iii) every material press release in respect of Lake Ariel or its affairs that is released or prepared by Lake Ariel.

                  (j) During the course of the distribution of the Shares, Lake Ariel will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

                  (k) Lake Ariel has caused each person listed on Schedule II hereto to execute an agreement (a "Lock-up Agreement") in form and substance satisfactory to the Underwriter and the Underwriter's counsel which provides that for a period of 180 days after the date of the final Prospectus, such persons will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer or contract to sell or grant any option to purchase or otherwise dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for any shares of Common Stock). Lake Ariel has delivered such agreements to the Underwriter prior to the date of this Agreement. Appropriate stop transfer instructions will be issued by Lake Ariel to the transfer agent for the Common Stock, and a copy of such instructions will be delivered to the Underwriter.

                  (l) For a period of 180 days after the Effective Date, Lake Ariel will not, without the prior written consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable for any Common Stock or grant options to purchase any Common Stock, except (i) the issuance of Common Stock upon the exercise of currently outstanding options and warrants as described in the Prospectus, (ii) the grant of options to purchase Common Stock under Lake Ariel's currently outstanding stock option plans as described in the Prospectus and the issuance of Common Stock upon the exercise thereof, and (iii) the issuance of Common Stock under Lake Ariel's dividend reinvestment plan and employee stock purchase plan as described in the Prospectus.

                  (m) For a period of five years from the Effective Date, Lake Ariel will use all reasonable efforts to maintain the listing of the Common Stock (including, without limitation, the Shares) on the Nasdaq National Market or on a national securities exchange.

                  (n) Lake Ariel shall, at its sole cost and expense, supply and deliver to the Underwriter and the Underwriter's counsel, within a reasonable period from the Closing Date, transaction binders in such number and in such form and content as the Underwriter reasonably request.

                  (o) Lake Ariel will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

         6.       Payment of Fees and Expenses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, Lake Ariel will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of Lake Ariel under this Agreement, including: (i) the fees and expenses of the accountants and counsel for Lake Ariel incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus, this Agreement, the Selected Dealers Agreement and related documents and the Preliminary Blue Sky Memorandum (and any supplement thereto); (iii) the costs and expenses incident to the authentication, issuance, sale and delivery of the Shares to the Underwriter; (iv) the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states or foreign jurisdictions in which the Shares are to be offered or sold, including the reasonable fees and expenses of Underwriter's counsel, except such fees shall not exceed $10,000; (v) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD; (vi) the filing fees of the SEC; (vii) the cost of furnishing to the Underwriter copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (viii) Lake Ariel's travel expenses in connection with meetings with the brokerage community and institutional investors; (ix) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by Lake Ariel; (x) any fees or costs payable to the Nasdaq National Market as a result of the offering; (xi) the cost of printing certificates for the Shares; (xii) the costs and charges of any transfer agent; (xiii) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by Lake Ariel; and (xiv) all other costs and expenses reasonably incident to the performance of Lake Ariel's obligations hereunder that are not otherwise specifically provided for in this
Section 6(a).

                  (b) Lake Ariel shall pay as due any state or foreign registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such registration, qualification or filing in the states and foreign jurisdictions in which the Underwriter determines to offer or sell the Shares.

                  (c) On the Closing Date, Lake Ariel shall pay the Underwriter a non-accountable expense allowance in the amount of $100,000.

                  (d) If (i) the Underwriter is willing to proceed with the offering, and the transactions contemplated by this Agreement are not consummated because Lake Ariel elects not to proceed with the offering for any reason or (ii) the Underwriter terminates this Agreement pursuant to Section 10(b) hereof, then Lake Ariel will reimburse the Underwriter for its reasonable out-of-pocket expenses, including, without limitation, fees and disbursements of counsel for the Underwriter, incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, in an amount not to exceed an additional $50,000.

                  7. Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase and pay for the Firm Shares on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of Lake Ariel, to the performance by Lake Ariel of its covenants and obligations hereunder, and to the following additional conditions:

                  (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Underwriter's knowledge or the knowledge of Lake Ariel, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Underwriter pursuant to Section 5(f) hereof. Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriter.

                  (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriter. Lake Ariel shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Underwriter shall have received from the Underwriter's counsel, Stevens & Lee, P.C., an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriter, which opinion shall be satisfactory in all respects to the Underwriter.

                  (c) The Underwriter shall have received a copy of an executed Lock-up Agreement from each person listed on Schedule II hereto.

                  (d) The Underwriter shall have received at or prior to the Closing Date from the Underwriter's counsel a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Shares under the securities or Blue Sky laws of such jurisdictions designated by the Underwriter pursuant to Section 5(f) hereof.

                  (e) On the Closing Date and any Option Closing Date, there shall have been delivered to the Underwriter signed opinions of Schnader Harrison Segal & Lewis LLP, counsel for Lake Ariel, dated as of each such date and addressed to the Underwriter to the effect set forth in Exhibit A hereto or to such effect as is otherwise reasonably satisfactory to the Underwriter.

                  (f) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and in all material respects shall conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of Lake Ariel and the Subsidiaries from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by Lake Ariel or any of its Subsidiaries other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which Lake Ariel or any of its Subsidiaries is a party, that has not been, but would be required to be set forth in the Registration Statement or Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against Lake Ariel or any of its Subsidiaries that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or threatened against or directly affecting Lake Ariel or any of its Subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the Business Conditions of Lake Ariel and the Subsidiaries taken as a whole.

                  (g) The Underwriter shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of Lake Ariel dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Underwriter to the effect that (i) the representations and warranties of Lake Ariel in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that Lake Ariel has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7(f) hereof have been satisfied.

                  (h) At the time this Agreement is executed and at the Closing Date and any Option Closing Date, the Underwriter shall have received a letter, dated the date of delivery thereof, addressed to the Underwriter, in form and substance satisfactory to the Underwriter in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) from Parente Randolph Orlando Carey & Associates.

                  (i) confirming they are independent certified public accountants within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

                  (ii) stating that, in their opinion, the consolidated financial statements, schedules and notes of Lake Ariel audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                  (iii) stating that, on the basis of specified procedures, which included the procedures as specified by the American Institute of Certified Public Accountants for a review of interim financial information, as described in SAS No. 71, Interim Financial Information (with respect to the latest unaudited consolidated financial statements of Lake Ariel included in the Registration Statement), a reading of the latest available unaudited interim consolidated financial statements of Lake Ariel (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Boards of Directors of Lake Ariel and the Subsidiaries, and audit and compensation committees of such Boards, if any, and inquiries to certain officers and other employees of Lake Ariel and the Subsidiaries responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of Lake Ariel and the Subsidiaries included in the Registration Statement, (I) do not comply in form and all material respects with the applicable accounting requirements of the Act and the Regulations, or (II) any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles; (B) at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or debt of Lake Ariel or any decrease in net current assets, total assets or stockholders' equity of Lake Ariel as compared with the amounts shown in the September 30, 1997 unaudited balance sheet of Lake Ariel included in the Registration Statement, or that for the periods from October 1, 1997 to the date of the latest available unaudited financial statements of Lake Ariel and to a specified date not more than five days prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which the Underwriter shall in their sole discretion accept; or (C) the unaudited pro forma financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Act and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                           (iv) stating that they have compared specific dollar
amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been specified by the Underwriter prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of Lake Ariel's or any of its Subsidiaries' accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by Lake Ariel or any of its Subsidiaries) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement.

                  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

                  (i) There shall have been duly tendered to the Underwriter certificates representing all of the Shares to be purchased by the Underwriter on the Closing Date or Option Closing Date, as the case may be.

                  (j) All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriter. Lake Ariel shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.

                  (k) At the Closing Date and any Option Closing Date, the Underwriter shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and the Underwriter's counsel. Lake Ariel shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Underwriter may terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriter to Lake Ariel.

         8.       Indemnification and Contribution.

                  (a) Lake Ariel shall indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any breach of Lake Ariel's representations and warranties made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any application or other document (in this Section 8 collectively called "application") filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD, or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to Lake Ariel by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be; and further provided, however, that the indemnification contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that Lake Ariel has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The obligations of Lake Ariel under this Section 8(a) will be in addition to any liability Lake Ariel may otherwise have.

                  (b) The Underwriter shall indemnify and hold harmless Lake Ariel, each of the directors of Lake Ariel, each of the officers of Lake Ariel who shall have signed the Registration Statement, and each other person, if any, who controls Lake Ariel within the meaning of the Act to the same extent as the foregoing indemnities from Lake Ariel to the Underwriter, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or in any application in reliance upon, and in conformity with, written information furnished to Lake Ariel by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application, as the case may be. The obligations of the Underwriter under this Section 8(b) will be in addition to any liability which the Underwriter may otherwise have.

                  (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a) or (b) hereof, such person (hereinafter called the "indemnified party") shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties. Expenses covered by the indemnification in this Section 8 shall be paid by the indemnifying party as they are incurred by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Anything in this
Section 8 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

                  (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Lake Ariel on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Lake Ariel on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Lake Ariel on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Lake Ariel bears to the total underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Lake Ariel on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  Lake Ariel and the Underwriter agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriter and Lake Ariel, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9, 10 and 12 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

         10.      Effective Date of This Agreement and Termination Hereof.

                  (a) This Agreement shall become effective at 10:00 a.m., Philadelphia, Pennsylvania time, on the first business day following the Effective Date or at the time of the public offering by the Underwriter of the Shares, whichever is earlier, except that the provisions of Sections 6, 8, 9, 10 and 12 hereof shall be effective upon execution hereof. The time of the public offering, for the purpose of this Section 10, shall mean the time when any of the Shares are first released by the Underwriter for offering by dealers. The Underwriter and Lake Ariel may prevent the provisions of this Agreement (other than those contained in Sections 6, 8, 9, 10 and 12) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in Section 10(c) hereof before the time the other provisions of this Agreement become effective.

                  (b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Section 7 hereof or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of Lake Ariel or the Subsidiaries, whether or not arising in the ordinary course of business, that would, in the Underwriter's opinion, make the offering or delivery of the Shares impracticable; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Underwriter's opinion, make the offering or delivery of the Shares impracticable; (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the over-the-counter market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Underwriter's opinion materially and adversely affects trading on such exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's opinion materially and adversely affects or will materially or adversely affect the business or operations of Lake Ariel or the Subsidiaries; (v) declaration of a banking moratorium by any United States, New York or Pennsylvania authorities;
(vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Underwriter's opinion has a material adverse effect on the securities markets in the United States; or (vii) trading in any securities of Lake Ariel shall have been suspended or halted by NASD or the SEC.

                  (c) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Underwriter shall notify Lake Ariel hereof promptly by telephone, telex, telegraph, telegram or facsimile, confirmed by letter.

         11. Information Furnished by Underwriter. The statement set forth on the last paragraph at the bottom of the cover page of the Prospectus regarding the terms of the Offering by the Underwriter, the legend on the inside cover page regarding stabilization, the identity of the Underwriter set forth in the first paragraph under the heading "Underwriting," the concession and reallowance figures appearing in the second paragraph under the caption "Underwriting," and the last paragraph under the caption "Underwriting" regarding stabilization, constitute the only written information furnished by or on behalf of the Underwriter referred to in Sections 1(b) and 8 hereof.

         12. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, telexed, telegraphed or telecopied and confirmed to the Underwriter, c/o Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. Edward J. Losty, with a copy to Stevens & Lee, One Penn Square, Lancaster, Pennsylvania 17602, Attention: Wesley
R. Kelso, Esquire, and if sent to Lake Ariel, shall be mailed, delivered, telexed, telegraphed or telecopied and confirmed to Lake Ariel Bancorp, Inc., 409 Lackawanna Avenue, Suite 201, Scranton, Pennsylvania 18503, Attention: John
E. Martines, with a copy to Schnader Harrison Segal & Lewis LLP, 30 North Third Street, Suite 700, Harrisburg, Pennsylvania 17101, Attention: John B. Lampi, Esquire.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, Lake Ariel and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

         14. Definition of Business Day. For purposes of this Agreement, "business day" means any day on which the Nasdaq National Market is open for trading.

         15. Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

         16. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.

         If the foregoing correctly sets forth your understanding of our agreement, please sign and return to Lake Ariel the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

                                         Very truly yours,

                                         LAKE ARIEL BANCORP, INC.



                                         By:
                                              --------------------------------
                                                  John G. Martines, President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


By:      JANNEY MONTGOMERY SCOTT INC.


By:
         -------------------------------------
         Edward J. Losty, First Vice President

                                   SCHEDULE II

                  Persons Who Are to Deliver Lock-Up Agreements

         Lock-Up Agreements are to be delivered by the following persons and entities immediately prior to the time the SEC declares the Registration Statement effective:

                                John G. Martines
                                Donald E. Chapman
                                 Peter O. Clauss
                                 Arthur M. Davis
                                William C. Gumble
                                  Bruce D. Howe
                               Harry F. Schoenagel
                                 Louis Martarano
                                Joseph J. Earyes